December 8, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


RE:   NATIONAL PROPERTY INVESTORS 4
      COMMISSION FILE NUMBER:  0-10412


Gentlemen:


We have read and agree with the comments in Item 4 of Form 8-K of National Property Investors 4 dated December 8, 1997.



Imowitz Koenig & Co., LLP
New York, New York
December 8, 1997